Exhibit 99.2

Second Quarter 2014 Investor Presentation August 7, 2014

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Second Quarter Financial Highlights GAAP Net Income of $67.6 million, or $1.68 per share Core earnings plus drop income of $40.0 million, or $1.00 per share, consists of: Core earnings of $0.75 per share Drop income of $0.25 per share $15.31 net book value per share as of June 30, 2014 Regular dividend of $0.67 per share Generated positive economic return on book value of 12.6% Total economic return on book value since IPO of 20.5% Net Interest Income of $34.4 million, including interest from IO securities, linked transactions and taking into account the full cost of hedging Net interest spread of 2.69%, including IO securities and fully hedged cost of financing 3.86% adjusted gross yield 1.17% fully hedged cost of funds CPR on Agency RMBS of 4.9% for the quarter 2 Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives. Reflects the $0.67 dividend declared on June 19, 2014 and paid on July 29, 2014. Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through June 30, 2014. Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended June 30, 2014. Second quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (5) (3) (1) (1) (5) (2) (5) (4) (6)

2014: An Improved Market for Mortgage Assets 3 Agency spreads have gradually tightened while Non-Agency bonds have gradually appreciated in value Source: IDC & Citigroup Source: Bloomberg 2014 YTD: +1.9% 2014 YTD: +3.5% 2014 YTD: +6.5%

2014: Interest Rate Volatility has Declined 1 yr. x 10 yr. Swap Volatility 4 Source: Bloomberg 10-Year Treasury Yield

5 Portfolio Composition as of June 30, 2014 Portfolio ($ in millions) Agency RMBS Coupon Principal Balance Amortized Cost Estimated Fair Value 30-year fixed rate 3.5% $600.5 $642.7 $617.5 4.0% $536.8 $582.6 $570.6 4.5% $688.5 $741.1 $754.1 5.5% $76.2 $86.0 $87.0 6.0% $8.6 $9.6 $9.7 20-year fixed rate 3.0% $333.9 $350.0 $340.7 3.5% $95.0 $101.0 $99.5 4.0% $641.0 $679.1 $687.2 Total Agency RMBS $2,980.5 $3,192.1 $3,166.3 Non-Agency RMBS (inc. Linked Transactions) 3.6% $888.5 $703.2 $713.2 Agency & Non-Agency CMBS, including Non U.S. 5.5% $455.6 $430.8 $436.6 Agency RMBS IOs and IIOs 4.2% N/A $208.7 $214.2 Non-Agency IOs and IIOs 6.1% N/A $52.6 $54.9 Agency and Non-Agency IOs and IIOs account for as derivatives 2.9% N/A N/A $95.6 Total Agency and Non-Agency IOs and IIOs $261.3 $364.7 Other Securities 7.3% $25.6 $30.2 $33.9 Total Portfolio $4,617.6 $4,714.7

Yields and Cost of Funds are Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended June 30, 2014. Lower loan balance pools generally consist of loans below $150,000. Other includes low WALA and Investor loans Portfolio Pool Breakdown as of June 30, 2014 6 Agency RMBS Non-Agency RMBS Agency & Non-Agency CMBS Portfolio Gross Yield: 3.36% Hedge Adjusted COF: 1.05% Net Interest Spread: 2.31% Portfolio Gross Yield: 5.93% Hedge Adjusted COF: 1.74% Net Interest Spread: 4.19% Portfolio Gross Yield: 5.52% Hedge Adjusted COF: 1.98% Net Interest Spread: 3.54% (1) (1) (1) (2)

Key Portfolio Metrics as of June 30, 2014

- Leverage Ratio: 6.5x
  - Leverage Ratio adjusted for TBA position of 7.5x[1]
- Net Duration of Portfolio: 0.3 years
- Agency RMBS Weighted Average Loan Age ("WALA") of 16.5 months
- Portfolio Gross Yield[2]: 3.86%
- Hedge Adjusted Cost of Financing[3]: 1.17%
- Net Interest Spread[2]: 2.69%
- Agency RMBS CPR of 4.9% for Q2[4]

Duration Contribution by Maturity Date

	Total	6-Months	2-Year	5-Year	10-Year	20-Year	30-Year
Agency RMBS	**4.21**	0.09	0.49	1.04	1.51	0.98	0.12
Non-Agency RMBS	**0.78**	0.03	0.08	0.15	0.28	0.20	0.06
CMBS	**0.31**	0.01	0.12	0.13	0.06	0.00	-0.01
Swaps and Swaptions[5]	**-5.04**	0.12	-0.41	-1.71	-1.75	-1.18	-0.10
Total (ex Non-Agency RMBS)	**0.27**	**0.25**	**0.28**	**-0.39**	**0.10**	**0.00**	**0.07**

(1) 6.5x leverage calculation does not reflect net To-Be Announced ("TBA") mortgage pass-through certificates position. As of June 30, 2014, the net long position in TBAs was $680.4 million in notional value. Adjusted leverage is a Non-GAAP measure.
(2) Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps, swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended June 30, 2014.
(3) Includes net interest component related to interest rate swaps and swaptions and reflects interest expense adjusted to include realized loss (the interest expense component) for all interest rate swaps and swaptions.
(4) Second quarter weighted average Constant Prepayment Rate for the company's Agency RMBS portfolio on an annualized basis.
(5) Estimated impact of liability hedges on the duration of net assets.

7

Western Asset
Mortgage Capital Corp.

Financing Summary Portfolio Financing ($ in millions – as of June 30, 2014) Repurchase Agreements Repo Outstanding Interest Rate Remaining Days to Maturity Agency RMBS $3,264.3 0.37% 28 Non-Agency RMBS $504.7 1.63% 32 Agency and Non-Agency CMBS $315.2 1.53% 35 Other Securities $27.0 1.55% 23 Non-Agency RMBS Linked Transactions $12.3 1.55% 17 Non-Agency CMBS Linked Transactions $15.2 2.11% 92 Total/Wtd Avg $4,138.7 0.63% 29 8 Master repurchase agreements with 23 counterparties Outstanding borrowing with 19 counterparties Internal credit review Capacity in excess of our needs

Hedging Summary 9 Includes $1.4 billion of forward starting swaps, starting in15 months. Includes $110 million of forward starting swaps, starting in 58 months. While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Fixed Pay Interest Rate Swaps ($ in millions – as of June 30, 2014) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 Year or Less $215.9 0.4% 0.2% 0.3 1 Year to 3 Years $1,129.1 0.8% 0.2% 2.1 3 Years to 5 Years $2,297.8 1.7% 0.2% 4.6 >5 Years $3,206.1 2.7% 0.2% 10.3 Total Fixed Pay Rate (1) $6,848.9 2.0% 0.2% 6.7 Other Instruments with Hedging Attributes (3) $305 million of net notional value of pay-fixed interest rate swaptions $365 million of IO’s and inverse IO’s $1.1 billion of Non-Agency RMBS and CMBS Variable Pay Interest Rate Swaps ($ in millions – as of June 30, 2014) Maturity Notional Amount Avg. Fixed Receive Rate Avg. Floating Pay Rate Average Maturity (Years) 3 Years to 5 Years $1,520.0 2.1% 0.2% 4.9 >5 Years $1,132.1 2.1% 0.2% 10.4 Total Floating Pay Rate(2) $2,652.1 2.1% 0.2% 8.4

Portfolio Strategy and Dynamics Continue to manage both the assets and liabilities of the portfolio to capture relative value opportunities Continue to leverage Western Asset’s comprehensive platform to access a broad investment opportunities across the entire mortgage sector Portfolio dynamics during the second quarter: Increased exposure to CMBS, including first Euro denominated transaction Increased exposure to select Non-Agency securities Reduced our allocation to Agency RMBS and rotated into higher coupon pools Maintained exposure to TBA securities Maintained a short net duration on the total portfolio Continue to diversify our portfolio and increase our exposure to: Non-Agency RMBS and CMBS Look to make initial investments in: Residential Mortgage Whole Loans Other Asset Backed Securities 10

Investment Highlights Western Asset is one of the largest fixed income managers in the world with extensive experience in managing mortgage assets since 1974 Differentiated investment approach to managing prepayment, interest rate risk, and credit risk Flexibility to invest across the mortgage sector positions us well to seek our objective of superior risk-adjusted returns Industry leading finance and administrative infrastructure Key strategic relationships provides superior market access and ample funding capacity 11

Contact Information 12 Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com